CONSENT OF INDEPENDENT AUDITORS

Iowa-Illinois Gas and Electric Company:

We consent to the incorportion by reference in Registration Statement No. 33-23081 on Form S-8, Registration Statement No. 33-20329 on Form S-8 and Registration Statement No. 33-53249 on Form S-3 of our reports dated January 25, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of Iowa-Illinois Gas and Electric Company for the year ended December 31, 1994.


DELOITTE & TOUCHE LLP

Davenport, Iowa
March 22, 1995